EXHIBIT 31.4

CERTIFICATION

I, Joseph Slattery, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of TranS1 Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2013

/s/ Joseph Slattery
Joseph Slattery
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)